Exhibit 99.1

PRESS RELEASE

Autoliv Promotes Colin Naughton to Lead its Asia Division

(Stockholm, Sweden, October 1, 2020) Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, will promote Colin Naughton to the position of President, Asia and a member of Autoliv’s Executive Management Team. The promotion is expected to be effective on November 1st as Brad Murray, current President of Autoliv Asia, has chosen to return to the United States after a multi-decade career in Japan.

Colin Naughton has extensive experience leading large-scale operations and driving positive results for nearly two decades. He began his career at Autoliv in 1995, progressing into various Sales, Engineering and Operations leadership roles in several of Autoliv’s locations in Asia. Colin will relocate from Thailand to Japan, where the Autoliv Asia Division is headquartered, and immediately begin preparations for the transitions of duties at year-end.

“I am pleased to announce this promotion of Colin who has had a long international career with Autoliv. Colin is a results-driven leader and is a current member of the Asia Division management team. He is familiar with the business and ready to lead the division”, said Mikael Bratt, President and CEO of Autoliv.

Mikael Bratt continues, “I’d like to thank Brad Murray for his valuable contribution to the success of Autoliv throughout his long career with the Group. He has been instrumental in building our strong position in Japan and in the rest of Asia for over 33 years. As a colleague, he will be missed and we wish him all the best. Brad will continue as a Senior Advisor to the end of year 2020 in order to assist us with the transition duties.”

“It has been a challenging and rewarding career with Autoliv and I value the friendship, mentorship and opportunities that I received over the years,” said Brad Murray. “I am confident Colin will do a great job and is well prepared for this promotion. It is bittersweet to say farewell to Autoliv and Japan but I am excited to return home to Utah and my family.”

Inquiries:

Media: Gabriella Ekelund, Corporate Communications, Tel +46 (0)70 612 64 24

Investors & Analysts: Anders Trapp, Investor Relations, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Investor Relations, Tel +46 (0)8 587 20

About Autoliv

Autoliv, Inc. is the worldwide leader in vehicle safety systems, and through our subsidiaries we develop, manufacture and market protective systems, such as airbags, seatbelts, steering wheels and pedestrian protection systems for all major automotive manufacturers in the world. Our products save over 30,000 lives each year and prevent ten times as many severe injuries.

Our more than 65,000 associates in 27 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We have 14 technical centers, with 20 test tracks. Sales in 2019 amounted to US $ 8,548 million. The shares are listed on the New York Stock Exchange (NYSE: ALV) and the Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

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